Exhibit 77(q)(1)

(e)(1) Form of Investment Management Agreement between Pilgrim Advisory Funds, Inc., on behalf of the Fund, and ING Pilgrim Investment, Inc. - filed as an exhibit to Post-Effective Amendment No. 15 to the Registrant's Form N-1A
Registration   Statement  on  December  22,  2000  and  incorporated  herein  by reference.

(g)(1) Form of Agreement and Plan of Reorganization between Pilgrim SmallCap Asia Growth Fund and Pilgrim Advisory Funds, Inc., on behalf of the Fund, is incorporated by reference to the Registration Statement on Form N-14 as filed on December 13, 2000.